Exhibit 99.1

Press Release — For Immediate Release

January 22, 2007

Penns Woods Bancorp, Inc. Reports Fourth Quarter 2006 and Full-Year Earnings

Jersey Shore, PA — Penns Woods Bancorp, Inc. (NASDAQ:PWOD) today reported net income for the three and twelve months ended December 31, 2006 of $2,294,000 and $9,647,000 compared to $2,478,000 and $10,901,000 for the same periods of 2005. Basic and dilutive earnings per share for the three months ended December 31, 2006 were $0.59 as compared to $0.63 basic and $0.62 dilutive for the three months ended December 31, 2005. The twelve months ended December 31, 2006 had basic and diluted earnings per share of $2.45 as compared to $2.75 basic and $2.74 dilutive for the twelve months ended December 31, 2005. Return on average assets and return on average equity were 1.56% and 12.18% for the three months ended December 31, 2006 as compared to 1.75% and 13.31% for the corresponding period of 2005. Earnings for the twelve months ended December 31, 2006 correlate to a return on average assets and return on average equity of 1.67% and 12.93% as compared to 1.97% and 14.54% for the twelve months ended December 31, 2005.

Net income from core operations (“operating earnings”), which excludes net security gains, amounted to $2,100,000 and $8,539,000 for the three and twelve months ended December 31, 2006 as compared to operating earnings of $2,256,000 and $9,456,000 for the same periods of 2005. Comparatively, earnings in 2006 have been impacted by a decline in the net interest margin, increased operating costs due in part to the opening of our North Atherton Street branch in State College in May 2005 and the opening of our Montoursville branch in August 2006, and by operational growth. In addition, operating earnings for the twelve months ended December 31, 2005 were impacted by nonrecurring additional bank-owned life insurance revenue of $196,000 related to a death benefit.

The net interest margin for the three and twelve months ended December 31, 2006 was 3.97% and 4.06%, compared to 4.20% and 4.29% for the corresponding periods of 2005. The decrease in the net interest margin for the three and twelve month periods was due to the cost of interest bearing liabilities increasing at approximately twice the rate of the increase in the yield on earning assets.  The increase in the cost of interest bearing liabilities was driven primarily by the Federal Open Market Committee rate increases over the past two years, which led to the cost of time deposits and short-term borrowings increasing 117 basis points (“bp”) and 86 bp, respectively, for the last three months of 2006 and 109 bp and 144 bp, respectively, for the entire year.

“2006 was a challenging year due to the continued flat to inverted yield curve, continued margin compression, and increased competition ranging from banks to brokerage houses. We tackled each challenge head on while following the Penns Woods way of doing business, great customer service and continued strong credit quality.  Customer service was improved by the addition of a branch in Montoursville and placement of several cash dispenser units within our market area.  We made a strategic decision to not compromise our credit standards in order to increase loans outstanding or to increase the yield on loans to combat the rate pressure on interest bearing liabilities. Maintaining our credit quality led to net loans increasing a healthy $21.4 million during 2006 while credit quality remained strong with nonperforming loans to total loans of 0.14% at December 31, 2006 and net loan charge-offs to average loans of 0.04% for the year. We have also utilized short-term certificates of deposit and brokered deposits to provide the funding necessary to reduce the amount of short-term borrowings on the balance sheet,” commented Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc.

Total assets increased $23,617,000 to $592,285,000 at December 31, 2006 as compared to December 31, 2005. A continued emphasis on quality loan origination has led to net growth in the loan portfolio of $21,440,000, or 6.4%, since December 31, 2005. The majority of the loan growth has occurred in the commercial real estate portion of the portfolio. The available for sale investment portfolio was strategically reduced $1,818,000 as the cash flow from the portfolio assisted in meeting the funding needs of new higher yielding commercial loans. In addition, a significant investment in the construction of low-income housing units was undertaken in 2006 as part of the company’s strategic commitment to the communities where it provides banking services. Total deposits increased 12.1% to $395,191,000 at December 31, 2006 as compared to December 31, 2005, as new relationship based deposit products were launched, short-term certificate of deposits were gathered, and brokered deposits were utilized. The funding generated by the deposit gathering initiatives resulted in short-term borrowings decreasing $19,306,000 from December 31 2005 to December 31, 2006.

Shareholders’ equity increased $675,000 to $74,594,000 at December 31, 2006 as net income outpaced dividends paid, accumulated comprehensive income increased $710,000, and $2,929,000 in treasury stock was strategically purchased as part of the previously announced stock buyback plan. The increase in accumulated comprehensive income is the result of an increase in market value, or net unrealized gains, of the investment portfolio at December 31, 2006 as compared to December 31, 2005, offset by the net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan. The current level of shareholders’ equity equates to a book value per share of $19.12 at December 31, 2006 as compared to $18.59 at December 31, 2005 and an equity to asset ratio of 12.59% at December 31, 2006. During the twelve months ended December 31, 2006 cash dividends of $1.73 per share were paid to shareholders. The dividends represented an 11% increase or $0.17 per share over the dividends paid during the comparable period of 2005.

“We remain committed to building shareholder value by providing a healthy dividend yield in excess of four percent and by conducting stock repurchases on the open market. The dividends paid during 2006 have not only met our continued objective to provide a cash dividend resulting in a return exceeding four percent, but also represent an increase of 11% over 2005. We have also increased the frequency of our stock repurchases on the open market. During 2006 we purchased 76,400 shares on the open market as compared to 14,000 during 2005. The continued strength of our earnings has allowed us to continue and maintain these programs,” commented Mr. Walko. The range of closing prices for Penns Woods Bancorp, Inc. stock was between $36.20 and $38.59 during the three months ended December 31, 2006 and between $36.20 and $39.50 during the twelve months ended December 31, 2006.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, and Centre Counties. Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE: This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact. The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Ronald A. Walko, President and Chief Executive Officer
115 South Main Street
Jersey Shore, PA 17740
	570-322-1111	email-jssb@jssb.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

(In Thousands, Except Share Data)	December 31
	2006	2005	% Change
ASSETS
Noninterest-bearing balances	$15,348	$14,065	9.1%
Interest-bearing deposits in other financial institutions	25	25	0.0%
Total cash and cash equivalents	15,373	14,090	9.1%

Investment securities, available for sale, at fair value	185,200	187,018	-1.0%
Investment securities held to maturity (fair value of $286 and $238)	283	265	6.8%
Loans held for sale	3,716	3,545	4.8%
Loans	360,384	338,438	6.5%
Less: Allowance for loan losses	4,185	3,679	13.8%
Loans, net	356,199	334,759	6.4%
Premises and equipment, net	6,737	6,409	5.1%
Accrued interest receivable	2,939	2,828	3.9%
Bank-owned life insurance	11,346	10,718	5.9%
Investment in limited partnerships	4,950	3,549	39.5%
Goodwill	3,032	3,032	0.0%
Other assets	2,510	2,455	2.2%
TOTAL ASSETS	$592,285	$568,668	4.2%

LIABILITIES
Interest-bearing deposits	$322,031	$281,150	14.5%
Noninterest-bearing deposits	73,160	71,379	2.5%
Total deposits	395,191	352,529	12.1%

Short-term borrowings	34,697	54,003	-35.7%
Long-term borrowings, Federal Home Loan Bank (FHLB)	82,878	84,478	-1.9%
Accrued interest payable	1,532	1,108	38.3%
Other liabilities	3,393	2,631	29.0%
TOTAL LIABILITIES	517,691	494,749	4.6%

SHAREHOLDERS’ EQUITY
Common stock, par value $8.33, 10,000,000 shares authorized; 4,003,514 and 4,002,159 shares issued	33,362	33,351	0.0%
Additional paid-in capital	17,810	17,772	0.2%
Retained earnings	25,783	22,938	12.4%
Accumulated other comprehensive income (loss):
Net unrealized gain on available-for-sale securities	2,139	850	151.6%
Defined benefit plan	(579)	—	n/a
Less: Treasury stock at cost, 102,772 and 26,372 shares	(3,921)	(992)	295.3%
TOTAL SHAREHOLDERS’ EQUITY	74,594	73,919	0.9%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$592,285	$568,668	4.2%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

(In Thousands, Except Per Share Data)	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$6,628	$5,785	14.6%	$24,878	$22,126	12.4%
Investment Securities:
Taxable	886	930	-4.7%	3,577	4,351	-17.8%
Tax-exempt	1,034	977	5.8%	4,027	3,223	24.9%
Dividend and other interest income	289	306	-5.6%	1,271	1,203	5.7%
TOTAL INTEREST AND DIVIDEND INCOME	8,837	7,998	10.5%	33,753	30,903	9.2%

INTEREST EXPENSE:
Deposits	2,656	1,623	63.6%	8,908	5,774	54.3%
Short-term borrowings	282	386	-26.9%	1,503	931	61.4%
Long-term borrowings, FHLB	955	965	-1.0%	3,799	3,676	3.3%
TOTAL INTEREST EXPENSE	3,893	2,974	30.9%	14,210	10,381	36.9%

NET INTEREST INCOME	4,944	5,024	-1.6%	19,543	20,522	-4.8%

PROVISION FOR LOAN LOSSES	150	180	-16.7%	635	720	-11.8%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,794	4,844	-1.0%	18,908	19,802	-4.5%

NON-INTEREST INCOME:
Deposit service charges	593	625	-5.1%	2,366	2,228	6.2%
Securities gains, net	294	336	-12.5%	1,679	2,190	-23.3%
Bank-owned life insurance	102	93	9.7%	374	568	-34.2%
Gain on sale of loans	229	233	-1.7%	853	864	-1.3%
Insurance commissions	549	525	4.6%	2,281	2,327	-2.0%
Other	322	290	11.0%	1,476	1,254	17.7%
TOTAL NON-INTEREST INCOME	2,089	2,102	-0.6%	9,029	9,431	-4.3%

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,213	2,089	5.9%	8,833	8,314	6.2%
Occupancy, net	311	251	23.9%	1,137	1,089	4.4%
Furniture and equipment	307	256	19.9%	1,201	973	23.4%
Pennsylvania shares tax	151	132	14.4%	598	549	8.9%
Other	1,204	1,148	4.9%	4,560	4,183	9.0%
TOTAL NON-INTEREST EXPENSE	4,186	3,876	8.0%	16,329	15,108	8.1%

INCOME BEFORE INCOME TAX PROVISION	2,697	3,070	-12.1%	11,608	14,125	-17.8%
INCOME TAX PROVISION	403	592	-31.9%	1,961	3,224	-39.2%
NET INCOME	$2,294	$2,478	-7.4%	$9,647	$10,901	-11.5%

EARNINGS PER SHARE - BASIC	$0.59	$0.63	-6.3%	$2.45	$2.75	-10.9%

EARNINGS PER SHARE - DILUTED	$0.59	$0.62	-4.8%	$2.45	$2.74	-10.6%

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,909,226	3,964,709	-1.4%	3,934,138	3,971,926	-1.0%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,909,693	3,966,285	-1.4%	3,934,617	3,974,055	-1.0%

DIVIDENDS PER SHARE	$0.44	$0.41	7.3%	$1.73	$1.56	10.9%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	December 31, 2006			December 31, 2005
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$8,265	$126	6.05%	$7,981	$121	6.01%
All other loans	362,467	6,545	7.16%	331,159	5,705	6.83%
Total loans	370,732	6,671	7.14%	339,140	5,826	6.82%

Taxable securities	85,588	1,173	5.48%	99,063	1,235	4.99%
Tax-exempt securities	97,798	1,566	6.41%	89,707	1,480	6.60%
Total securities	183,386	2,739	5.97%	188,770	2,715	5.75%

Interest bearing deposits	125	2	6.35%	149	1	2.66%

Total interest-earning assets	554,243	9,412	6.75%	528,059	8,542	6.43%

Other assets	34,168			37,701

TOTAL ASSETS	$588,411			$565,760

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$58,422	112	0.76%	$61,609	118	0.76%
Super Now deposits	45,689	167	1.45%	48,016	114	0.94%
Money Market deposits	23,059	125	2.15%	26,110	106	1.61%
Time deposits	198,484	2,252	4.50%	153,015	1,285	3.33%
Total Deposits	325,654	2,656	3.24%	288,750	1,623	2.23%

Short-term borrowings	25,111	282	4.46%	42,501	386	3.60%
Long-term borrowings	82,878	955	4.57%	84,478	965	4.53%
Total borrowings	107,989	1,237	4.54%	126,979	1,351	4.22%

Total interest-bearing liabilities	433,643	3,893	3.56%	415,729	2,974	2.84%

Demand deposits	72,035			71,049
Other liabilities	7,408			4,525
Shareholders’ equity	75,325			74,457

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$588,411			$565,760
Interest rate spread			3.19%			3.59%
Net interest income/margin		$5,519	3.97%		$5,568	4.20%

		For the Three Months Ended
		December 31,
		2006	2005

Total interest income		$8,837	$7,998
Total interest expense		3,893	2,974

Net interest income		4,944	5,024
Tax equivalent adjustment		575	544

Net interest income (fully taxable equivalent)		$5,519	$5,568

	For the Twelve Months Ended
	December 31, 2006			December 31, 2005
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$8,173	$503	6.15%	$5,370	$307	5.72%
All other loans	344,524	24,545	7.12%	325,177	21,924	6.74%
Total loans	352,697	25,048	7.10%	330,547	22,231	6.73%

Taxable securities	91,767	4,837	5.27%	115,041	5,529	4.81%
Tax-exempt securities	92,692	6,102	6.58%	72,892	4,882	6.70%
Total securities	184,459	10,939	5.93%	187,933	10,411	5.54%

Interest bearing deposits	152	11	7.24%	873	25	2.86%

Total interest-earning assets	537,308	35,998	6.70%	519,353	32,667	6.29%

Other assets	40,413			33,308

TOTAL ASSETS	$577,721			$552,661

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$61,958	509	0.82%	$64,795	500	0.77%
Super Now deposits	47,294	655	1.38%	50,756	438	0.86%
Money Market deposits	23,905	493	2.06%	29,317	412	1.41%
Time deposits	176,521	7,251	4.11%	146,391	4,424	3.02%
Total Deposits	309,678	8,908	2.88%	291,259	5,774	1.98%

Short-term borrowings	34,612	1,503	4.34%	32,114	931	2.90%
Long-term borrowings	83,237	3,799	4.56%	80,820	3,676	4.55%
Total borrowings	117,849	5,302	4.50%	112,934	4,607	4.08%

Total interest-bearing liabilities	427,527	14,210	3.32%	404,193	10,381	2.57%

Demand deposits	69,668			69,457
Other liabilities	5,899			4,057
Shareholders’ equity	74,627			74,954

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$577,721			$552,661
Interest rate spread			3.38%			3.72%
Net interest income/margin		$21,788	4.06%		$22,286	4.29%

	For the Twelve Months Ended
	December 31,
	2006	2005

Total interest income	$33,753	$30,903
Total interest expense	14,210	10,381

Net interest income	19,543	20,522
Tax equivalent adjustment	2,245	1,764

Net interest income (fully taxable equivalent)	$21,788	$22,286

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005

Operating Data

Net income	$2,294	$2,464	$2,434	$2,455	$2,478
Net interest income	4,944	4,840	4,926	4,833	5,024
Provision for loan losses	150	89	198	198	180
Net security gains	294	561	265	559	336
Non-interest income, excluding net security gains	1,795	1,826	1,951	1,778	1,766
Non-interest expense	4,186	4,114	4,078	3,951	3,876

Performance Statistics

Net interest margin	3.97%	4.00%	4.12%	4.08%	4.20%
Annualized return on average assets	1.56%	1.70%	1.70%	1.72%	1.75%
Annualized return on average equity	12.18%	13.41%	13.34%	13.24%	13.31%
Annualized net loan charge-offs to avg loans	0.01%	0.04%	0.04%	0.05%	-0.01%
Net charge-offs (recoveries)	10	39	37	43	(7)
Efficiency ratio	62.1	61.7	59.3	59.8	57.3

Per Share Data

Basic earnings per share	$0.59	$0.62	$0.62	$0.62	$0.63
Diluted earnings per share	0.59	0.62	0.62	0.62	0.62
Dividend declared per share	0.44	0.44	0.43	0.42	0.41
Book value	19.12	19.08	18.22	18.73	18.59
Common stock price:
High	38.59	38.48	39.50	38.75	39.76
Low	36.20	37.02	36.50	37.75	36.67
Close	37.80	38.20	38.48	37.95	38.87
Weighted average common shares:
Basic	3,909	3,927	3,939	3,961	3,965
Fully Diluted	3,910	3,928	3,940	3,962	3,966
End-of-period common shares:
Issued	4,004	4,002	4,002	4,002	4,002
Treasury	103	86	70	60	26

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005

Financial Condition Data:
General

Total assets	$592,285	$586,752	$576,305	$579,397	$568,668
Loans, net	356,199	352,511	342,574	342,178	334,759
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	395,191	401,722	376,603	367,352	352,529
Noninterest-bearing	73,160	69,412	73,969	74,035	71,379

Savings	59,289	61,977	63,739	64,260	61,906
NOW	46,156	46,508	48,739	50,957	48,678
Money Market	23,137	22,120	23,712	24,658	24,446
Time Deposits	193,449	201,705	166,444	153,442	146,120
Total interest-bearing deposits	322,031	332,310	302,634	293,317	281,150

Core deposits*	201,742	200,017	210,159	213,910	206,409
Shareholders’ equity	74,594	74,725	71,632	73,815	73,919

Asset Quality

Non-performing assets	$489	$771	$983	$766	$603
Non-performing assets to total assets	0.08%	0.13%	0.17%	0.13%	0.11%
Allowance for loan losses	4,185	4,045	3,995	3,834	3,679
Allowance for loan losses to total loans	1.16%	1.13%	1.15%	1.11%	1.09%
Allowance for loan losses to non-performing loans	855.83%	524.64%	406.41%	500.52%	610.12%
Non-performing loans to total loans	0.14%	0.22%	0.28%	0.22%	0.18%

Capitalization

Shareholders’ equity to total assets	12.59%	12.74%	12.43%	12.74%	13.00%

*                    Core deposits are defined as total deposits less time deposits